UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported):   December 21, 2016

MYND ANALYTICS, INC.

(Exact name of Company as specified in its charter)

Delaware	001-35527	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

26522 La Alameda

Mission Viejo, CA 92691

(Address of principal executive offices)

(949) 420-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement Transaction

On December 21, 2016, MYnd Analytics, Inc. (the "Company") entered into a subscription agreement (the "Subscription Agreement"), by and among the investors party thereto, pursuant to which it sold and issued an aggregate of 48,000 shares of its common stock, par value $0.001 per share ("Common Stock"), at a price of $6.25 per share, in a private placement to four accredited investors, for which it received gross cash proceeds of $300,000. Pursuant to the Subscription Agreement, the private placement is not subject to a minimum or maximum amount, and the Company cannot provide any assurances that it will receive any additional amount of proceeds in the private placement.

A form of the Subscription Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

The private placement is being made pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act") and Regulation D thereunder, as the shares of Common Stock are being issued to accredited investors, without a view to distribution, and are not issued through any general solicitation or advertisement. The shares of Common Stock have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Subscription Agreement (common stock) by and between the Company and the investor(s) signatory thereto.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYnd Analytics, Inc.

	By:	/s/ Paul Buck
December 22, 2016		Paul Buck
Chief Financial Officer